EXHIBIT 10.8

STOCK PURCHASE AGREEMENT

          This STOCK PURCHASE AGREEMENT (this “Agreement”) is made as of October    , 2004 (the “Effective Date”) by and among U-Store-It Trust, a Maryland real estate investment trust (the “Purchaser”), and Robert J. Amsdell, Barry L. Amsdell, Todd C. Amsdell, the Robert J. Amsdell Family Irrevocable Trust dated June 4, 1998, and the Loretta Amsdell Family Irrevocable Trust dated June 4, 1998 (collectively, the “Sellers” and each a “Seller”).

RECITALS

          WHEREAS, Purchaser and its affiliates are engaging in various related transactions pursuant to which, among other things, Purchaser will effect an initial public offering of its common shares and contribute the proceeds therefrom for units of partnership interest in U-Store-It, L.P. (“USI”) (the “IPO,” and together with the transactions related thereto, the “IPO Transactions”);

          WHEREAS, in connection with the IPO Transactions, the Sellers wish to sell to the Purchaser 303 shares (the “Company Shares”) of common stock, without par value (the “Common Stock”), of U-Store-It Mini Warehouse Co., an Ohio corporation (the “Company”), which shares constitute all of the issued and outstanding shares of capital stock of the Company, on the terms and subject to the conditions set forth in this Agreement; and

          WHEREAS, the Purchaser wishes to purchase the Company Shares on the terms and subject to the conditions set forth in this Agreement.

          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, agreements and warranties herein contained, the parties hereby agree as follows:

I. SALE AND PURCHASE OF COMPANY SHARES.

     1.1 Sale and Purchase of Company Shares.

          Subject to the terms and conditions of this Agreement, each of the Sellers shall transfer, assign and sell to the Purchaser, and the Purchaser shall purchase from such Seller, the Company Shares owned by such Seller as set forth on Exhibit A. As set forth on Exhibit A, the aggregate purchase price for all of the Company Shares (the “Aggregate Purchase Price”) shall be the sum of (a) $22,000,000.00 and (b) the Working Capital Adjustment Amount (as defined below). The portion of the Aggregate Purchase Price allocated to each Seller (each a “Seller Purchase Price”) shall be determined based on such Seller’s respective ownership percentage as set forth on Exhibit A. Notwithstanding the foregoing, the Purchaser, in its sole discretion, shall have the right to increase or decrease the Aggregate Purchase Price by an amount not to exceed $50.00 (in which case a corresponding proportionate increase or decrease shall be made to each Seller Purchase

Price). For purposes of this Agreement, (x) the term “Working Capital Adjustment Amount” shall mean the difference obtained by subtracting Closing Current Liabilities from Closing Current Assets, (y) the term “Closing Current Assets” shall mean the current assets of the Company as of the Closing, calculated in accordance with generally accepted accounting principals (“GAAP”), and (z) the term “Closing Current Liabilities” shall mean the current liabilities of the Company as of the Closing, calculated in accordance with GAAP (but not taking into account the Company Promissory Notes (as defined below)). Closing Current Assets and Closing Current Liabilities shall be determined by the Purchaser in good faith at the time of the Closing and shall be conclusive.

     1.2 Closing.

          (a) Upon the terms and subject to the satisfaction or waiver of all of the conditions to closing set forth in this Agreement, the closing (the “Closing”) of the sale and purchase of the Company Shares shall take place at the offices of Hogan & Hartson L.L.P., 555 13th Street, N.W., Washington, D.C. 20004, or at such other location as may be agreed upon by each of the Sellers and the Purchaser. The Closing shall take place at such time and place as the Purchaser and each of the Sellers shall agree upon the satisfaction or waiver of all conditions hereto (the “Closing Date”), provided, however, that if the IPO shall be consummated, Purchaser shall have the absolute and unconditional right, subject only to the payment of the Purchase Price as provided for herein, to require the Closing to occur on the same day as the closing of the IPO or at anytime thereafter.

          (b) At the Closing, (i) each of the Sellers shall deliver to the Purchaser a stock certificate or certificates representing the Company Shares owned by such Seller as set forth on Exhibit A, together with a duly executed stock power or powers, substantially in the form of Exhibit B attached hereto, assigning such certificate or certificates to the Purchaser, and (ii) the Purchaser shall deliver to each of the Sellers its respective Seller Purchase Price by wire transfer of immediately available funds into an account designated in writing by such Seller.

II. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.

          The Purchaser represents and warrants to each of the Sellers, as of the Effective Date and as of the Closing Date, as follows:

     2.1 Organization, Good Standing and Qualification.

          The Purchaser has been duly organized and is validly existing as a real estate investment trust in good standing under the laws of the State of Maryland with full power and authority to own, lease and operate its properties and conduct its business as now being conducted, and has been duly qualified to transact business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, except where the failure to so qualify would not have a material adverse effect on the Purchaser.

     2.2 Power, Authority and Enforceability.

          (a) The Purchaser has the requisite power and authority, and has taken all required action necessary, to execute, deliver and perform this Agreement and to purchase the Company Shares.

          (b) This Agreement has been duly executed and delivered by the Purchaser and constitutes the legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) equitable principles of general applicability relating to the availability of specific performance, injunctive relief or other equitable remedies.

     2.3 Compliance with Other Instruments.

          The execution, delivery and performance of this Agreement by the Purchaser and the consummation by the Purchaser of the transactions contemplated hereby do not (a) result in a violation of the Purchaser’s Amended and Restated Declaration of Trust or Bylaws, or (b) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Purchaser is a party, or result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Purchaser or by which any property or asset of the Purchaser is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, materially impair the Purchaser’s ability to perform its obligations under this Agreement).

III. REPRESENTATIONS AND WARRANTIES OF THE SELLERS.

          Each of the Sellers represents and warrants to the Purchaser, as of the Effective Date and as of the Closing Date, as follows:

     3.1 Power, Authority and Enforceability.

          (a) To the extent applicable, such Seller has the requisite power and authority, and has taken all required action necessary, to execute, deliver and perform this Agreement and to sell the Company Shares to the Purchaser hereunder.

          (b) This Agreement has been duly executed and delivered by such Seller and constitutes the legal, valid and binding obligation of such Seller enforceable against such Seller in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) equitable principles of general applicability relating to the availability of specific performance, injunctive relief or other equitable remedies.

     3.2 Compliance with Other Instruments.

          The execution, delivery and performance of this Agreement by such Seller and the consummation by such Seller of the transactions contemplated hereby do not (a) in the case of a Seller that is a trust, result in a violation of such Seller’s trust agreement or (b) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Seller is a party, or result in a violation of any law, rule, regulation, order, judgment or decree applicable to such Seller or by which any property or asset of such Seller is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, materially impair such Seller’s ability to perform its obligations under this Agreement).

     3.3 Title to Shares/Capitalization.

          (a) Such Seller is the lawful owner of the number of Company Shares set forth on Exhibit A attached hereto. On the Closing Date, such Seller will have good, valid and marketable title, free and clear of all encumbrances, to its respective Company Shares set forth on Exhibit A, with full right and lawful authority to sell and transfer such Company Shares to the Purchaser in connection with the Closing.

          (b) None of such Seller’s Company Shares are subject to any outstanding option, warrant, call, or similar right of any other person to acquire such Seller’s Company Shares. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of any of such Seller’s Company Shares.

          (c) The authorized capital stock of the Company consists of 500 shares of Common Stock, of which 303 are issued and outstanding. All of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable.

IV. CONDITIONS OF THE PURCHASER’S OBLIGATIONS AT THE CLOSING.

          The Purchaser’s obligations at the Closing under Article I of this Agreement are subject to the satisfaction or waiver by the Purchaser on or before the Closing Date of each of the following conditions:

     4.1 Representations and Warranties.

          The representations and warranties of each of the Sellers contained herein shall be true on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date.

     4.2 Performance.

          Each of the Sellers shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by them on or before the Closing Date.

     4.3 No Injunction.

          There shall not be in effect any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the transactions contemplated hereby and there shall be no actual or threatened action, suit, arbitration, inquiry, proceedings or investigation by or before any governmental authority, court or agency of competent jurisdiction, which would reasonably be expected to materially impair the ability of the Purchaser or any of the Sellers to consummate the transactions contemplated hereby.

     4.4 Consents.

          Any consent, approval or authorization of, or declaration or filing with, any governmental authority or other person or entity that is required for the valid execution and delivery of this Agreement or performance of its obligations hereunder has been obtained or filed.

     4.5 IPO.

          The IPO shall have been consummated.

V. CONDITIONS OF THE SELLERS’ OBLIGATIONS AT THE CLOSING.

          Each of the Sellers’ obligations at the Closing under Article I of this Agreement are subject to the satisfaction or waiver by each of the Sellers on or before the Closing Date of each of the following conditions:

     5.1 Representations and Warranties.

          The representations and warranties of the Purchaser contained herein shall be true on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date.

     5.2 Performance.

          The Purchaser shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by them on or before the Closing Date.

     5.3 No Injunction.

          There shall not be in effect any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the transactions contemplated hereby and there shall be no actual or threatened action, suit, arbitration, inquiry, proceedings or investigation by or before any governmental authority, court or agency of competent jurisdiction, which would reasonably be expected to materially impair the ability of the Purchaser or any of the Sellers to consummate the transactions contemplated hereby.

     5.4 Consents.

          Any consent, approval or authorization of, or declaration or filing with, any governmental authority or other person or entity that is required for the valid execution and delivery of this Agreement or performance of its obligations hereunder has been obtained or filed.

     5.5 IPO.

          The IPO shall have been consummated.

VI. MISCELLANEOUS.

     6.1 Survival of Warranties and Covenants.

          The warranties and representations of the Purchaser and each of the Sellers contained in or made pursuant to Articles II and III of this Agreement shall survive the Closing hereunder through and until the expiration of the statute of limitations applicable to each such warranty or representation. The covenants contained herein shall survive the Closing hereunder indefinitely, except for any provisions which expire by their terms. The representations and warranties contained in this Agreement shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Purchaser or any of the Sellers.

     6.2 Successors and Assigns.

          Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto. No party shall be permitted to assign any of its rights hereunder to any third party, except that the Purchaser may assign its rights hereunder to Acquiport/Amsdell I Limited Partnership, a Delaware limited partnership. Any attempted assignment in violation hereof shall be null and void ab initio and of no force or effect. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     6.3 Governing Law.

          This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio, without giving effect to the conflict of law provisions thereof.

     6.4 Counterparts.

          This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     6.5 Titles and Subtitles.

          The title and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     6.6 Notices.

          Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given (a) upon personal delivery to the party to be notified, (b) on the fifth business day after deposit with the United States Post Office, by registered or certified mail, postage prepaid, (c) on the next business day after dispatch via nationally recognized overnight courier or (d) upon confirmation of transmission by facsimile, all addressed to the party to be notified at the address indicated for such party below, or at such other address as such party may designate by 10 days’ advance written notice to the other parties. Notices should be provided in accordance with this Section at the following addresses:

If to the Purchaser, to:

U-Store-It Trust 6745 Engle Road, Suite 300 Middleburg Heights, Ohio 44130 Attention: Steven G. Osgood Facsimile: (440) 234-8776

with a copy to:

Hogan & Hartson L.L.P. 555 13th Street, N.W. Washington, D.C. 20004 Attention: Thomas C. Morey Facsimile: (202) 637-5910

If to the Sellers, to:

Robert J. Amsdell c/o U-Store-It Trust 6745 Engle Road, Suite 300 Middleburg Heights, Ohio 44130 Attention: Robert J. Amsdell Facsimile: (440) 234-8776

Barry L. Amsdell c/o U-Store-It Trust 6745 Engle Road, Suite 300 Middleburg Heights, Ohio 44130 Attention: Barry L. Amsdell Facsimile: (440) 234-8776

Todd C. Amsdell c/o U-Store-It Trust 6745 Engle Road, Suite 300 Middleburg Heights, Ohio 44130 Attention: Todd C. Amsdell Facsimile: (440) 234-8776

The Robert J. Amsdell Family Irrevocable Trust dated June 4, 1998
c/o David M. Kall
McDonald, Hopkins, Burke & Haber Co., L.P.A.
2100 Bank One Center
600 Superior Avenue, E.
Cleveland, OH 44114-2653

The Loretta Amsdell Family Irrevocable Trust dated June 4, 1998
c/o David M. Kall
McDonald, Hopkins, Burke & Haber Co., L.P.A.
2100 Bank One Center
600 Superior Avenue, E.
Cleveland, OH 44114-2653

     6.7 Expenses.

          Each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement.

     6.8 Amendments and Waivers.

          Any term of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Purchaser and each of the Sellers.

     6.9 Severability.

          If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

     6.10 Entire Agreement.

          This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein.

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          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

PURCHASER

U-STORE-IT TRUST

By:

Name: Steven G. Osgood
Its: President

SELLERS

Robert J. Amsdell

Barry L. Amsdell

Todd C. Amsdell

THE ROBERT J. AMSDELL FAMILY
IRREVOCABLE TRUST
DATED JUNE 4, 1998

By:

Name: Bernard L. Karr
Its: Trustee

THE LORETTA AMSDELL FAMILY
IRREVOCABLE TRUST
DATED JUNE 4, 1998

By:

Name: Bernard L. Karr
Its: Trustee